Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661
(312) 441-7000



     Heller Business Credit




February 25, 1997



Perma-Fix Environmental Services, Inc.
1940 N.W. 67th Place
Gainesville, FL  32653
Attention:  Dr. Louis Centofanti

RE:  LOAN AND SECURITY AGREEMENT DATED AS OF JANUARY 27, 1995 (THE
 LOAN AGREEMENT ), AS AMENDED, BETWEEN PERMA-FIX ENVIRONMENTAL SERVICES, INC., A DELAWARE CORPORATION ( PARENT ) AND EACH OF THOSE DIRECT AND INDIRECT SUBSIDIARIES OF PARENT WHOSE NAMES ARE INSCRIBED ON THE SIGNATURE PAGES OF THE LOAN AGREEMENT (COLLECTIVELY, WITH PARENT, BORROWERS OR INDIVIDUALLY, A
 BORROWER ) AND HELLER FINANCIAL, INC., A DELAWARE CORPORATION
( LENDER )

Gentlemen:

Reference is made to the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

This letter evidences the agreement of Lender and each Borrower as follows:

  1. Establishment of Overformula Line. (a) Lender shall make available to Borrowers, during the Overformula Line Period (as defined below), a temporary overformula line of credit
( Overformula Line ) in the amount of the Overformula Line Amount (as defined below). As a result of the establishment of the Overformula Line, during the Overformula Line Period, the aggregate outstanding amount of Revolving Loans may exceed the Borrowing Base by an amount of up to the Overformula Line Amount, provided that in no event shall the aggregate outstanding amount of Revolving Loans at any time exceed the Revolving Loan Commitment amount. On the last day of the Overformula Line Period, the Overformula Line shall terminate, and Borrowers shall pay to Lender, in immediately available funds, without demand or notice, all outstanding advances under the Overformula Line, together with all accrued but unpaid interest thereon.

       (b) As used herein, the term Overformula Line Period shall mean the period commencing on the date of the first advance to any Borrower under the Overformula Line and ending on the earliest of (i) 90 days after the date of such first advance, (ii) May 20, 1997, (iii) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 of the Loan Agreement, or
(iv) the Termination Date.

       (c) As used herein, the term Overformula Line Amount means, at any time of determination thereof, $300,000.

       (d) The making of advances by Lender to Borrowers under the Overformula Line shall be subject to all of the terms and conditions set forth in the Loan Agreement for the making of advances under the Revolving Loan, including, without limitation, satisfaction of the conditions set forth in subsection 3.1 of the Loan Agreement, with the exception of section 3.1 (c) and 3.1 (f). All advances under the Overformula Line shall constitute Obligations, shall bear interest at the same rate of interest applicable to all other advances under the Revolving Loan and shall be secured by Lender s security interest in the Collateral and by all other security interests, liens, mortgages, claims, and encumbrances now or from time to time hereafter granted by any Borrower to Lender.

  2. Overformula Line Fee. As consideration for Lender s establishment of the Overformula Line, Borrowers shall pay to Lender on the last day of the Overformula Line Period a fee in the amount of $3,000.00. This fee shall be in addition to all fees and expenses that are due to Lender and payable under the Loan
Agreement.

  3. Conditions. The effectiveness of the Overformula Line and the obligation of Lender to make advances to Borrowers thereunder are subject to satisfaction of the following:

       (a) Each Borrower shall have duly executed and delivered this letter agreement;

       (b) The execution, delivery and performance of this letter agreement shall have been authorized by all requisite corporate action on the part of each Borrower and will not violate the Articles of Incorporation or Bylaws of each such Borrower.

  4. Delivery of Motor Vehicle Titles. Lender has determined that Borrowers have not executed or delivered to Lender motor vehicle lien applications for certain motor vehicles owned by Borrowers (the Vehicles ). Each Borrower hereby agrees that it shall, on or before April 21, 1997, deliver to Lender, with respect to each of the Vehicles owned by such Borrower (i) a motor vehicle title and (ii) a motor vehicle lien application executed and prepared in proper form to allow Lender to record its lien at the appropriate jurisdictional authorities. Additionally, each Borrower agrees to take all actions requested by Lender to allow Lender to properly record such lien applications. The failure by any Borrower to satisfy the terms set forth in this paragraph 4 in the time period set forth in this paragraph 4 shall constitute an Event of Default under the Loan Agreement.

  5. Loan Agreement Representations; Ratification. All of the representations set forth in the Loan Agreement are accurate in all material respects as of the date hereof. The terms and provisions set forth in this letter agreement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this letter agreement, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.

Please evidence your acknowledgment of and agreement to the terms and conditions of this letter by executing this letter in the place indicated below.

Cordially,

HELLER FINANCIAL, INC.


By: /s/ Mike D. McManus
    ________________________
Its: Sr. Vice President
    _________________________


Accepted and Agreed this ______ day of February 1997.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
a Delaware corporation


By: /s/ Louis Centofanti
    ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: Richard T. Kelecy
       ________________________
Name: Richard T. Kelecy
      _________________________
Title: CFO
      ________________________


INDUSTRIAL WASTE MANAGEMENT, INC.
a Missouri corporation


By: /s/ Louis Centofanti
    ____________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: Richard T. Kelecy
       ________________________
Name:  Richard T. Kelecy
     _________________________
Title: CFO
      _________________________


(SIGNATURES CONTINUED ON NEXT PAGE)

<PAGE
PERMA-FIX, INC., an Oklahoma
corporation


By: /s/ Louis Centofanti
    ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: /s/ Richard T. Kelecy
       _______________________
Name: Richard T. Kelecy
     _________________________
Title: CFO
      ________________________



PERMA-FIX OF DAYTON, INC., an
Ohio corporation


By: /s/ Louis Centofanti
   ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: Richard T. Kelecy
       _______________________
Name: /s/ Richard T. Kelecy
     ________________________
Title: CFO
      ________________________


PERMA-FIX OF FLORIDA, INC., a
Florida corporation


By: /s/ Louis Centofanti
    __________________________
Name: Louis F. Centofanti
     ________________________
Title: CEO
      _______________________

Attest: /s/ Richard T. Kelecy
       ______________________
Name: Richard T. Kelecy
     ________________________
Title: CFO
      _______________________



               (SIGNATURES CONTINUED ON NEXT PAGE)

PERMA-FIX OF FORT LAUDERDALE,
INC., a Florida corporation


By: /s/ Louis Centofanti
    ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: /s/ Richard T. Kelecy
       _______________________
Name: Richard T. Kelecy
     _________________________
Title: CFO
      ________________________



PERMA-FIX OF MEMPHIS, INC.,
a Tennessee corporation


By: /s/ Louis Centofanti
   ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: /s/ Richard T. Kelecy
       _______________________
Name: Richard T. Kelecy
      _________________________
Title: CEO
      ________________________



PERMA-FIX OF NEW MEXICO, INC.,
a New Mexico corporation


By: /s/ Louis F. Centofanti
    ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: /s/ Richard T. Kelecy
       _______________________
Name: Richard T. Kelecy
     _________________________
Title: CFO
      ________________________



                (SIGNATURES CONTINUED ON NEXT PAGE)






PERMA-FIX TREATMENT SERVICES, INC.,
an Oklahoma corporation


By: /s/ Louis Centofanti
    ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: /s/ Richard T. Kelecy
       _______________________
Name: Richard T. Kelecy
     _________________________
Title: CFO
      ________________________



SCHREIBER, GRANA & YONLEY, INC.,
a Missouri corporation


By: /s/ Louis Centofanti
    ___________________________
Name: Louis F. Centofanti
     _________________________
Title: CEO
      ________________________

Attest: /s/ Richard T. Kelecy
       _______________________
Name: Richard T. Kelecy
     _________________________
Title: CFO
      ________________________



MINTECH, INC., an Oklahoma
corporation


By: /s/ Louis F. Centofanti
    __________________________
Name: Louis F. Centofanti
     ________________________
Title: CEO
      _______________________

Attest: /s/ Richard T. Kelecy
       ______________________
Name: Richard T. Kelecy
     ________________________
Title: CFO
      _______________________



            (SIGNATURES CONTINUED ON NEXT PAGE)

RECLAMATION SERVICES, INC.,
an Oklahoma corporation


By: /s/ Louis Centofanti
    __________________________
Name: Louis F. Centofanti
     ________________________
Title: CEO
     _____________________

Attest: /s/ Richard T. Kelecy
      ______________________
Name: Richard T. Kelecy
     ________________________
Title: CFO
      _______________________































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